EXHIBIT 99.1
FOR FURTHER INFORMATION:
AT UNITED FIRE:
Randy A. Ramlo, President and Chief Executive Officer
Dianne Lyons, Vice President and Chief Financial Officer
319-399-5700
AT MERCER INSURANCE:
Andrew R. Speaker, President and Chief Executive Officer
David B. Merclean, Senior Vice President and Chief Financial Officer
609-737-0426
United Fire & Casualty Company to Acquire Mercer Insurance Group for $28.25 per Share in Cash
•	With diversified risk profile and increased scale, combined company will market commercial and personal insurance through approximately 1,400 independent agents in 24 states

•	Transaction expected to add to United Fire earnings by 2012

•	Conference call regarding transaction to be held at 9 a.m. ET/8 a.m. CT on December 1, 2010
CEDAR RAPIDS, Iowa, and PENNINGTON, New Jersey, November 30, 2010 — United Fire & Casualty Company (NASDAQ: UFCS) and Mercer Insurance Group, Inc. (NASDAQ: MIGP) today announced that the companies have entered into a merger agreement. Under the terms of the agreement, United Fire will acquire all of the outstanding shares of Mercer Insurance common stock in a transaction expected to close at the end of the first quarter of 2011. Combined 2009 net written premiums for the two companies were $605 million. Both United Fire and Mercer Insurance are rated A (Excellent) by A.M. Best Co.
Mercer Insurance shareholders will receive $28.25 per share in cash, representing an aggregate transaction value of approximately $191 million. The price represents a premium of 49.8% to the closing price of Mercer Insurance common stock on November 30, 2010. The transaction is subject to customary conditions, including approval by the shareholders of Mercer Insurance and regulatory authorities. Approval of the transaction by United Fire shareholders is not required and there is no financing condition to consummate the transaction. United Fire expects to finance the transaction with a combination of available cash and bank financing.
Randy A. Ramlo, President and Chief Executive Officer of United Fire, said: “United Fire has been looking to enter the Mid-Atlantic and West Coast markets for years because of the potential to diversify our risk profile and increase the scale of our operations. Mercer Insurance has a long track record of operating profitably in these markets, and we are very pleased that the company and its employees, agents and policyholders will be joining the United Fire family. The transaction is a very attractive financial opportunity for United Fire, and we anticipate it will contribute to our net income and return on equity no later than 2012.”

“Mercer Insurance brings a strong, consistent performance track record, a disciplined underwriting approach and a history of product innovations well received by agents and policyholders. We look forward to working with the Mercer Insurance team to continue their focus on underwriting profitability,” Ramlo noted.
Andrew R. Speaker, President and Chief Executive Officer of Mercer Insurance, stated: “We believe this is a very compelling transaction for all of our stakeholders. Our shareholders receive a good premium, our employees join a great organization and our agents and policyholders will benefit from increased opportunities and United Fire’s strong capital position. I look forward to working with Randy and his team on transitioning Mercer Insurance to the next phase of its history.”
The board of directors of Mercer Insurance unanimously approved the merger and determined it is in the best interest of Mercer Insurance and its shareholders. The board also resolved to recommend that Mercer Insurance’s shareholders vote to approve the merger. Officers and directors of Mercer Insurance, who together beneficially own approximately 13% of the outstanding shares of Mercer Insurance common stock, have agreed to vote their shares in favor of the merger.
Strategic and Financial Benefits of the Transaction
The combined company is expected to be a top 50 U.S. publicly traded property casualty writer, based on 2009 net written premiums (approximately 91% commercial lines). The combined company will have expanded resources to better serve policyholders and will benefit from certain economies of scale. United Fire management expects the transaction to benefit all stakeholders and to provide an improved strategic position for anticipated strong financial performance going forward, including:
Diversified Risk Profile — There is no overlap between the two organizations’ agency networks as Mercer Insurance primarily markets in six Western and Mid-Atlantic states in which United Fire has no appointed property casualty agencies. Following the closing of the transaction, United Fire will market through approximately 1,400 independent agents in 24 states, diversifying its exposure to weather and other catastrophe risks across its geographic markets.
Common Business Approach — Following the completion of the transaction, the combined company will be able to build on common conservative underwriting and investment cultures. Both companies market through independent agents, focus on customer service and are committed to fair claims handling. United Fire’s award-winning agent technology offers low-cost scalability for the combined organization. Each company has well-designed commercial lines products for policyholders in niche markets. These products currently are marketed in the companies’ respective geographies and may be appropriate for expansion into new states.
Conference Call
United Fire will hold a conference call on Wednesday, December 1, 2010 at 9 a.m. ET/ 8 a.m. CT to comment on the broad details and benefits of the transaction. The call will be hosted by Randy A. Ramlo, United Fire President and Chief Executive Officer; Michael T. Wilkins, United Fire Executive Vice President, Corporate Administration; and Dianne Lyons, United Fire Vice President and Chief Financial Officer.
Investors may participate by dialing (800) 352-4170 (toll free) or (253) 237-1838 (for international callers). A webcast of the call will be available through the Investor Relations section of http://www.unitedfiregroup.com and the Investors section of http://www.mercerins.com. The web replay will be available beginning about two hours after the completion of the call on the companies’ respective websites.

Transaction Advisors
United Fire is being advised in this transaction by Keefe, Bruyette & Woods, Inc. and the law firms of Bradley & Riley PC and Sidley Austin LLP. Mercer is being advised by Sandler O’Neill + Partners, L.P. and the law firm of Stevens & Lee.
About United Fire & Casualty Company
United Fire & Casualty Company markets property and casualty insurance, life insurance and annuities through a network of independent agents. It is licensed as a property and casualty insurer in 43 states, plus the District of Columbia, represented by over 800 independent agencies. Its life insurance subsidiary is licensed in 28 states, represented by over 900 independent life agencies. The company’s complete line of products includes commercial insurance (approximately 91% property and casualty premiums written), surety bonds, and personal insurance. United Fire is rated A (Excellent) by A.M. Best.
United Fire reported net written premiums of $324 million, a GAAP combined ratio of 99.8% and net income of $38.4 million, or $1.46 per diluted share, for the nine months ended September 30, 2010. At September 30, 2010, book value per share was $27.73.
About Mercer Insurance Group
Mercer Insurance Group, Inc. offers commercial and personal lines of insurance to businesses and individuals principally in New Jersey, Pennsylvania, Arizona, California, Nevada and Oregon through its insurance subsidiaries: Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Financial Pacific Insurance Company and Franklin Insurance Company. A.M. Best affirmed Mercer Insurance Group’s A (Excellent) rating in June 2010, when the outlook was raised to stable.
Mercer Insurance reported net written premiums of $101 million, a GAAP combined ratio of 97.0% and net income of $11.1 million, or $1.73 per diluted share, for the nine months ended September 30, 2010. At September 30, 2010, book value per share was $28.49.
Forward-looking Statements
This press release includes certain forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of United Fire or Mercer Insurance to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing and completion of the merger, the outcome of any legal proceedings relating to the merger, the ability of United Fire to integrate the operations of Mercer Insurance into its own operations, the effect of the announcement on Mercer Insurance’s customer relationships, operating results, financial condition and business generally. Such factors also include, but are not limited to, the risks and uncertainties described in United Fire’s and Mercer Insurance’s reports filed with the SEC, which are available at http://www.sec.gov. United Fire and Mercer Insurance disclaim any intention or obligation to update or revise any forward- looking statements, except as required by law.
Additional Information
In connection with the proposed transaction, Mercer Insurance Group, Inc. will file a proxy statement with the Securities and Exchange Commission. Investors and shareholders are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available. Those documents will contain important information about the merger, United Fire and Mercer Insurance.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by Mercer Insurance (when available), at the SEC’s website at http://www.sec.gov or at the company’s website at http://www.mercerins.com. The proxy statement and such other documents may also be obtained, when available, for free from Mercer Insurance by directing such request to Mercer Insurance Group, Inc., 10 North Highway 31, P.O. Box 278, Pennington, NJ 08534.
Mercer Insurance and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Mercer Insurance’s shareholders in connection with the proposed merger transaction. Information concerning the interests of those persons is set forth in Mercer Insurance’s proxy statement relating to the 2010 annual shareholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and will also be set forth in the proxy statement relating to the merger transaction when it becomes available.
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